Exhibit 17(d)

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS
DATED MARCH 15, 2002        VANGUARD(R) MID-CAP GROWTH FUND

                            INVESTOR SHARES * *, 2002

This prospectus contains financial data for the Fund through the fiscal year ended October 31, 2001.

PROSPECTUS                                                                 STOCK
                                    [GRAPHIC]

Information contained in this prospectus is subject to completion or amendment. A registration statement for Vanguard Mid-Cap Growth Fund has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. This new fund is being formed in connection with the proposed reorganization of an existing fund, known as Provident Mid Cap Growth Fund A. Shareholders of Provident Mid Cap Growth Fund A may or may not approve the reorganization proposal. If the proposal is not approved by those shareholders, the registration statement previously filed for Vanguard Mid-Cap Growth Fund will be withdrawn.

     Shares of Vanguard Mid-Cap Growth Fund may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                           THE VANGUARD GROUP(R)

VANGUARD MID-CAP GROWTH FUND

Prospectus
*, 2002

A GROWTH STOCK MUTUAL FUND

CONTENTS

*    FUND PROFILE

*    ADDITIONAL INFORMATION

*    MORE ON THE FUND

*    THE FUND AND VANGUARD

*    INVESTMENT ADVISER

*    DIVIDENDS, CAPITAL GAINS, AND TAXES

*    SHARE PRICE

*    FINANCIAL HIGHLIGHTS

*    INVESTING WITH VANGUARD

     *    Buying Shares

     *    Converting Shares

     *    Redeeming Shares

     *    Exchanging Shares

     *    Other Rules You Should Know

     *    Fund and Account Updates

     *    Contacting Vanguard

GLOSSARY (INSIDE BACK COVER)

--------------------------------------------------------------------------------
WHY READING THIS PROSPECTUS IS IMPORTANT

This prospectus explains the investment objective, policies, strategies, and risks associated with the Fund. To highlight terms and concepts important to mutual fund investors, we have provided "Plain Talk(R)" explanations along the way. Reading the prospectus will help you decide whether the Fund is the right investment for you. We suggest that you keep this prospectus for future reference.
--------------------------------------------------------------------------------

FUND PROFILE

INVESTMENT OBJECTIVE

The Fund seeks to provide long-term capital appreciation.

PRIMARY INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets primarily in the common stock of medium size companies whose market capitalizations fall within the capitalization range of the companies included in the Russell MidCap Growth Index (currently approximately $1-$14 billion). In selecting investments, the adviser invests in those medium-capitalization companies which, based on its analysis, it believes have the best prospects for future growth.

PRIMARY RISKS

An investment in the Fund could lose money over short or even long periods. You should expect the Fund's share price and total return to fluctuate within a wide range like the overall stock market. The Fund's performance could be hurt by:

- INVESTMENT STYLE RISK, which is the chance that returns from mid-capitalization stocks will trail returns from the overall stock market. Historically, these stocks have been more volatile in price than the large-cap stocks that dominate the overall stock market, and they often perform quite differently.

- MANAGER RISK, which is the chance that poor security selection will cause the Fund to underperform other funds with similar investment objectives.

PERFORMANCE/RISK INFORMATION

The following bar chart and table are intended to help you understand the risks of investing in the Fund. The bar chart shows how the Fund's performance (including operating expenses but excluding shareholder fees) has varied from one calendar year to another for the past five years. The table shows how the Fund's average annual total returns (including operating expenses and any applicable shareholder fees) compare with those of a relevent market index over set periods of time. Keep in mind that the Fund's past performance does not indicate how it will perform in the future.*

--------------------------------------------------------------------------------
                              ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
The Fund's year-to-date return as of the most recent calendar quarter, which ended March 31, 2002, was *%.
--------------------------------------------------------------------------------

----------
* Prior to *, 2002, Vanguard Mid-Cap Growth Fund was organized as Provident Investment Counsel Mid Cap Fund A and was sponsored by Provident Investment Counsel, its investment adviser. The reorganization brought the Fund into The Vanguard Group, while maintaining the same adviser and substantially similar investment objective and strategies.

2

     During the period shown in the bar chart, the highest return for a calendar quarter was *% (quarter ended *), and the lowest return for a quarter was *% (quarter ended *).

     The table shows how the Fund's average annual total returns (including operating expenses and any applicable shareholder fees) compare with those of a relevent market index. The table also presents the impact of taxes on the Fund's returns. To calculate these figures, we assumed that, at the time of each distribution of income or capital gains, the shareholder was in the highest federal tax bracket. We did not take into consideration state or local income taxes.

     In certain cases the figure representing "Return After Taxes on Distributions and Sale of Fund Shares" may be HIGHER than the other return figures for the same period. A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder. Please note that your after-tax returns depend on your tax situation and may differ from those shown.

     Also note that if you own the Fund in a tax-deferred account, such as an individual retirement account or a 401(k) plan, this information does not apply to your investment, because such accounts are subject to taxes only upon distribution.

     Finally, keep in mind that the Fund's performance--whether before taxes or after taxes--does not indicate how it will perform in the future.

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS                    PERIODS ENDED DECEMBER 31, 2001

                                                 1 YEAR        SINCE INCEPTION*
                                                 ------        ----------------
VANGUARD MID-CAP GROWTH FUND
  Return Before Taxes                               *%                *%
  Return After Taxes on Distributions               *                 *
  Return After Taxes on Distributions
    and Sale of Fund Shares                         *                 *
--------------------------------------------------------------------------------
RUSSELL MIDCAP GROWTH INDEX (reflects no
  deduction for fees, expenses, or taxes)           *%                *%
--------------------------------------------------------------------------------
* December 31, 1997.
--------------------------------------------------------------------------------

FEES AND EXPENSES

The following table describes the fees and expenses you may pay if you buy and hold Shares of the Fund. The expenses shown under ANNUAL FUND OPERATING EXPENSES are based on amounts now in effect.*

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Sales Charge (Load) Imposed on Purchases:                                  None
Sales Charge (Load) Imposed on Reinvested Dividends:                       None
Redemption Fee:                                                            None

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

Management Expenses:                                                          *%
12b-1 Distribution Fee:                                                    None
Other Expenses:                                                               *%
  TOTAL ANNUAL FUND OPERATING EXPENSES:                                    0.65%

----------
* The information in the table has been restated to reflect current expenses rather than last year's expenses because these amounts changed when the Fund became a member of The Vanguard Group on *, 2002.

     The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It illustrates the hypothetical expenses that you would incur over various periods if you invest $10,000 in the Fund's shares. The example assumes that the Fund provides a return of 5% a year, that operating expenses match our estimates, and that you redeem your shares at the end of the given period.

          1 YEAR          3 YEARS          5 YEARS          10 YEARS
          ------          -------          -------          --------
            $*              $*               $*                $*

     THIS EXAMPLE SHOULD NOT BE CONSIDERED TO REPRESENT ACTUAL EXPENSES OR PERFORMANCE FROM THE PAST OR FOR THE FUTURE. ACTUAL FUTURE EXPENSES MAY BE HIGHER OR LOWER THAN THOSE SHOWN.

                                PLAIN TALK ABOUT
                                  FUND EXPENSES

All mutual funds have operating expenses. These expenses, which are deducted from a fund's gross income, are expressed as a percentage of the net assets of the fund. Vanguard Mid-Cap Growth Fund's estimated expense ratio for its first full year of operation as a Vanguard fund is 0.65%, or $6.50 per $1,000 of average net assets. The average midcap growth mutual fund had expenses in 2001 of *%, or $* per $1,000 of average net assets (derived from data provided by Lipper Inc., which reports on the mutual fund industry). Management expenses, which are one part of operating expenses, include investment advisory fees as well as other costs of managing a fund--such as account maintenance, reporting, accounting, legal, and other administrative expenses.

                                PLAIN TALK ABOUT
                               COSTS OF INVESTING

Costs are an important consideration in choosing a mutual fund. That's because you, as a shareholder, pay the costs of operating a fund, plus any transaction costs associated with the fund's buying and selling of securities. These costs can erode a substantial portion of the gross income or capital appreciation a fund achieves. Even seemingly small differences in expenses can, over time, have a dramatic effect on a fund's performance.

ADDITIONAL INFORMATION

DIVIDENDS AND CAPITAL GAINS

Distributed annually in December

INVESTMENT ADVISER

Provident Investment Counsel, Pasadena, Calif., since inception

INCEPTION DATE

December 31, 1997

NET ASSETS AS OF OCTOBER 31, 2001

$* million

SUITABLE FOR IRAS

Yes

MINIMUM INITIAL INVESTMENT

$10,000; $1,000 for IRAs and custodial accounts for minors

NEWSPAPER ABBREVIATION
*

VANGUARD FUND NUMBER
*

CUSIP NUMBER
*

TICKER SYMBOL
*

4

MORE ON THE FUND

This prospectus describes the primary risks you would face as a Fund shareholder. It is important to keep in mind one of the main axioms of investing: The higher the risk of losing money, the higher the potential reward. The reverse, also, is generally true: The lower the risk, the lower the potential reward. As you consider an investment in any mutual fund, you should take into account your personal tolerance for daily fluctuations in the securities markets. Look for this [FLAG] symbol throughout the prospectus. It is used to mark detailed information about the more significant risks that you would confront as a Fund shareholder.

     The following sections explain the primary investment strategies and policies that the Fund uses in pursuit of its objective. The Fund's board of trustees, which oversees the Fund's management, may change investment strategies or policies in the interest of shareholders without a shareholder vote, unless those strategies or policies are designated as fundamental. Note that the investment objective of the Fund is not fundamental and may be changed without a shareholder vote.

     Finally, you'll find information on other important features of the Fund.

MARKET EXPOSURE

The Fund's primary strategy is to invest at least 80% of its net assets in the common stocks of mid-cap companies that offer strong growth potential. However, the Fund has flexibility to invest the balance in other market capitalizations and security types. Investing in medium capitalization stocks may involve greater risk than investing in large capitalization stocks, since they can be subject to more abrupt or erratic movements in value. However, they tend to involve less risk than stocks of small companies.

                                PLAIN TALK ABOUT
                          GROWTH FUNDS AND VALUE FUNDS

Growth investing and value investing are two styles employed by stock fund managers. GROWTH FUNDS generally focus on companies believed to have above-average potential for growth in revenue and earnings. Reflecting the market's high expectations for superior growth, such stocks typically have low dividend yields and above-average prices in relation to such measures as revenue, earnings, and book value. VALUE FUNDS generally emphasize stocks of companies from which the market does not expect strong growth. The prices of value stocks typically are below-average in comparison with such measures as earnings and book value, and these stocks typically pay above-average dividend yields. Growth and value stocks have, in the past, produced similar long-term returns, though each category has periods when it outperforms the other. In general, GROWTH FUNDS appeal to investors who will accept more volatility in hopes of a greater increase in share price. Growth funds also may appeal to investors with taxable accounts who want a higher proportion of returns to come as capital gains (which may be taxed at lower rates than dividend income). VALUE FUNDS, by contrast, are appropriate for investors who want some dividend income and the potential for capital gains, but are less tolerant of share-price fluctuations.

[FLAG] THE FUND IS SUBJECT TO STOCK MARKET RISK, WHICH IS THE CHANCE THAT STOCK PRICES OVERALL WILL DECLINE OVER SHORT OR EVEN LONG PERIODS. STOCK MARKETS TEND TO MOVE IN CYCLES, WITH PERIODS OF RISING PRICES AND PERIODS OF FALLING PRICES.

     To illustrate the volatility of stock prices, the following table shows the best, worst, and average total returns for the U.S. stock market over various periods as measured by the Standard & Poor's 500 Index, a widely used barometer of market activity. (Total returns consist of dividend income plus change in market price.) Note that the returns shown do not include the costs of buying and selling stocks or other expenses that a real-world investment portfolio would incur. Note, also, that the gap between best and worst tends to narrow over the long term.

                      U.S. STOCK MARKET RETURNS (1926-2001)

                             1 YEAR     5 YEARS     10 YEARS     20 YEARS
                             ------     -------     --------     --------
     Best                     54.2%       28.6%       19.9%        17.8%
     Worst                   -43.1       -12.4        -0.8          3.1
     Average                  12.6        11.1        11.2         11.4

     The table covers all of the 1-, 5-, 10-, and 20-year periods from 1926 through 2001. You can see, for example, that while the average return on common stocks for ALL of the 5-year periods was 11.1%, average returns for INDIVIDUAL 5-year periods ranged from -12.4% (from 1928 through 1932) to 28.6% (from 1995 through 1999). These average returns reflect PAST performance on common stocks; you should not regard them as an indication of FUTURE returns from either the stock market as a whole or this Fund in particular.

[FLAG] THE FUND IS SUBJECT TO INVESTMENT STYLE RISK, WHICH IS THE CHANCE THAT RETURNS FROM THE TYPES OF STOCKS IN WHICH IT INVESTS WILL TRAIL RETURNS FROM THE OVERALL MARKET. AS A GROUP, MID-CAP STOCKS TEND TO GO THROUGH CYCLES OF DOING BETTER--OR WORSE--THAN THE STOCK MARKET IN GENERAL. THESE PERIODS HAVE, IN THE PAST, LASTED FOR AS LONG AS SEVERAL YEARS.

SECURITY SELECTION

The investment adviser focuses on individual companies rather than trying to identify the best market sectors going forward. This is often referred to as a "bottom-up" approach to investing. The adviser seeks companies that have displayed exceptional profitability, market share, return on equity, reinvestment rates and sales and dividend growth. Companies with significant management goals, plans and controls, and leading proprietary positions in given market niches are especially attractive. Finally, the valuation of each company is assessed relative to its industry, earnings growth and the market in general.

     In determining whether to sell a security, the adviser considers various factors such as fundamental changes within a particular company or its industry. These considerations are based on the adviser's research, including analytical procedures, market research or discussions with company management.

     The Fund is generally managed without regard to tax ramifications.

[FLAG] THE FUND IS SUBJECT TO MANAGER RISK, WHICH IS THE CHANCE THAT THE ADVISER WILL DO A POOR JOB OF SELECTING THE SECURITIES OR COUNTRIES IN WHICH THE FUND INVESTS.

OTHER INVESTMENT POLICIES AND RISKS

The Fund may also invest in stock index futures and options contracts, which are types of derivative. Losses (or gains) involving futures can sometimes be substantial--in part because a relatively small price movement in a futures contract may result in an immediate and substantial loss (or gain) for the Fund.

6

[FLAG] THE FUND MAY INVEST, TO A LIMITED EXTENT, IN DERIVATIVES. DERIVATIVES MAY INVOLVE RISKS DIFFERENT FROM, AND POSSIBLY GREATER THAN, THOSE OF TRADITIONAL INVESTMENTS.

     The Fund will not use derivatives for speculative purposes or as leveraged investments that magnify gains or losses. In addition, the Fund's obligation under futures contracts will not exceed 20% of its total assets.

                                PLAIN TALK ABOUT
                                   DERIVATIVES

A derivative is a financial contract whose value is based on (or "derived" from) a traditional security (such as a stock or a bond), an asset (such as a commodity like gold), or a market index (such as the S&P 500 Index). Some forms of derivatives, such as exchange-traded futures and options on securities, commodities, or indexes, have been trading on regulated exchanges for more than two decades. These types of derivatives are standardized contracts that can easily be bought and sold, and whose market values are determined and published daily. Nonstandardized derivatives (such as swap agreements), on the other hand, tend to be more specialized or complex, and may be harder to value. If used for speculation or as leveraged investments, derivatives can carry considerable risks.

     The reasons for which the Fund will invest in futures and options are:

- To keep cash on hand to meet shareholder redemptions or other needs while simulating full investment in stocks.

- To reduce the Fund's transaction costs or add value when these instruments are favorably priced.

     Although the Fund typically does not make significant investments in foreign securities, it reserves the right to invest up to 20% of its assets this way. Foreign securities may be traded in U.S. or foreign markets. To the extent that it owns foreign securities, the Fund is subject to (1) COUNTRY RISK, which is the chance that domestic events--such as political upheaval, financial troubles, or a natural disaster--will weaken a country's securities markets; and
(2) CURRENCY RISK, which is the chance that a foreign investment will decrease in value because of unfavorable changes in currency exchange rates.

     The Fund may temporarily depart from its normal investment policies--for instance, by allocating substantial assets to cash investments--in response to extraordinary market, economic, political, or other conditions. In doing so, the Fund may succeed in avoiding losses but otherwise fail to achieve its investment objective.

COSTS AND MARKET-TIMING

Some investors try to profit from a strategy called market-timing--switching money into mutual funds when they expect prices to rise and taking money out when they expect prices to fall. As money is shifted in and out, a fund incurs expenses for buying and selling securities. These costs are borne by ALL fund shareholders, including the long-term investors who do not generate the costs. This is why all Vanguard funds have adopted special policies to discourage short-term trading or to compensate the funds for the costs associated with it.
Specifically:

- Each Vanguard fund reserves the right to reject any purchase request--including exchanges from other Vanguard funds--that it regards as disruptive to efficient portfolio management. A purchase request could be rejected because of the timing of the investment or because of a history of excessive trading by the investor.

- Each Vanguard fund (except the money market funds) limits the number of times that an investor can exchange into and out of the fund.

-    Each Vanguard fund reserves the right to stop offering shares at any time.

-    Certain   Vanguard  funds  charge  purchase   and/or   redemption  fees  on
     transactions.

See the INVESTING WITH VANGUARD section of this prospectus for further details on Vanguard's transaction policies.

     THE VANGUARD FUNDS DO NOT PERMIT MARKET-TIMING. DO NOT INVEST WITH VANGUARD IF YOU ARE A MARKET-TIMER.

TURNOVER RATE

The Fund retains the right to sell securities regardless of how long the securities have been held. Historically, due to its investment strategy, the Fund has had a HIGH turnover rate. The Fund's average turnover rate since inception has been about *%. (A turnover rate of 100% would occur, for example, if the Fund sold and replaced securities valued at 100% of its net assets within a one-year period.

                                PLAIN TALK ABOUT
                                  TURNOVER RATE

Before investing in a mutual fund, you should review its turnover rate. This gives an indication of how transaction costs could affect the fund's future returns. In general, the greater the volume of buying and selling by the fund, the greater the impact that brokerage commissions and other transaction costs will have on its return. Also, funds with high turnover rates may be more likely to generate capital gains that must be distributed to shareholders as taxable income. As of October 31, 2001, the average turnover rate for all mid-cap growth funds was approximately *%, according to Morningstar, Inc.

THE FUND AND VANGUARD

The Fund is a member of The Vanguard Group, a family of more than 35 investment companies with more than 100 funds holding assets in excess of $500 billion. All of the Vanguard funds share in the expenses associated with business operations, such as personnel, office space, equipment, and advertising.

     Vanguard  also  provides   marketing   services  to  the  funds.   Although
shareholders do not pay sales commissions or 12b-1 distribution fees, each fund pays its allocated share of The Vanguard Group's marketing costs.

8

                                PLAIN TALK ABOUT
                      VANGUARD'S UNIQUE CORPORATE STRUCTURE

The Vanguard Group is truly a MUTUAL mutual fund company. It is owned jointly by the funds it oversees and thus indirectly by the shareholders in those funds. Most other mutual funds are operated by for-profit management companies that may be owned by one person, by a group of individuals, or by investors who own the management company's stock. By contrast, Vanguard provides its services on an "at-cost" basis, and the funds' expense ratios reflect only these costs. No separate management company reaps profits or absorbs losses from operating the funds.

INVESTMENT ADVISER

Provident Investment Counsel (Provident), 300 North Lake Avenue, Pasadena, CA 91101, adviser to the Fund, traces its origins to an investment advisory partnership formed in 1951. It is now an indirect, wholly owned subsidiary of Old Mutual plc, a United Kingdom based financial services group with substantial asset management, insurance and banking businesses. As of October 31, 2001, Provident managed about $* million in assets. The firm manages the Fund subject to the control of the trustees and officers of the Fund. Its advisory fee is paid quarterly and is based on certain annual percentage rates applied to the Fund's average month-end assets for each quarter. In addition, the quarterly fee is increased or decreased based upon Provident's performance in comparison to its benchmark index. For these purposes, Provident's cumulative investment performance over a trailing 36-month period is compared to the cumulative total return of the Russell Midcap Growth Index. Please consult the Fund's STATEMENT OF ADDITIONAL INFORMATION for a complete explanation of how advisory fees are calculated.

     For the fiscal year ended October 31, 2001, the investment advisory fees paid to Provident represented an effective annual rate of *% of the Fund's average net assets. (Please note that these fees were calculated under a prior advisory agreement. Had the current fee schedule been in place for fiscal 2001, the investment advisory fee would have represented an effective annual rate of *% of the Fund's average net assets.)

     The adviser is authorized to choose broker-dealers to handle the purchase and sale of the Fund's portfolio securities, and to obtain the best available price and most favorable execution for all transactions. Also, the Fund may direct the adviser to use a particular broker for certain transactions in exchange for commission rebates or research services provided to the Fund.

     In the interest of obtaining better execution of a transaction, the adviser may at times choose brokers who charge higher commissions. If more than one broker can obtain the best available price and most favorable execution, then the adviser is authorized to choose a broker who, in addition to executing the transaction, will provide research services to the adviser or the Fund.

     The board of trustees may, without prior approval from shareholders, change the terms of an advisory agreement or hire a new investment adviser--either as a replacement for an existing adviser or as an additional adviser. Any significant change in the Fund's advisory arrangements will be communicated to shareholders in writing. In addition, as the Fund's sponsor and overall manager, The Vanguard Group may provide investment advisory services to the Fund, on an at-cost basis, at any time.

                                PLAIN TALK ABOUT
                               THE FUND'S ADVISER

Provident Investment Counsel employs a team-oriented approach, with a group of investment professionals responsible for the day-to-day management of the Fund.

DIVIDENDS, CAPITAL GAINS, AND TAXES

FUND DISTRIBUTIONS

The Fund distributes to shareholders virtually all of its net income (interest and dividends, less expenses), as well as any capital gains realized from the sale of its holdings. Distributions generally occur in December. You can receive distributions of income or capital gains in cash, or you can have them automatically reinvested in more shares of the Fund.

                                PLAIN TALK ABOUT
                                  DISTRIBUTIONS

As a shareholder, you are entitled to your portion of a fund's income from interest and dividends as well as gains from the sale of investments. You receive such earnings as either an INCOME or a CAPITAL GAINS DISTRIBUTION. INCOME consists of both the dividends that the fund earns from any stock holdings and the interest it receives from any money market and bond investments. CAPITAL GAINS are realized whenever the fund sells securities for higher prices than it paid for them. These capital gains are either short-term or long-term, depending on whether the fund held the securities for one year or less or for more than one year.

BASIC TAX POINTS

Vanguard will send you a statement each year showing the tax status of all your distributions. In addition, taxable investors should be aware of the following basic tax points:

- Distributions are taxable to you for federal income tax purposes whether or not you reinvest these amounts in additional Fund shares.

-    Distributions   declared  in  December--if  paid  to  you  by  the  end  of
     January--are taxable for federal income tax purposes as if received in December.

- Any dividends and short-term capital gains that you receive are taxable to you as ordinary income for federal income tax purposes.

- Any distributions of net long-term capital gains are taxable to you as long-term capital gains for federal income tax purposes, no matter how long you've owned shares in the Fund.

- Capital gains distributions may vary considerably from year to year as a result of the Fund's normal investment activities and cash flows.

- A sale or exchange of Fund shares is a taxable event. This means that you may have a capital gain to report as income, or a capital loss to report as a deduction, when you complete your federal income tax return.

- Dividend and capital gains distributions that you receive, as well as your gains or losses from any sale or exchange of Fund shares, may be subject to state and local income taxes.

- Any conversion between classes of shares of the SAME fund is a nontaxable event. By contrast, an exchange between classes of shares of DIFFERENT funds IS a taxable event.

10

                                PLAIN TALK ABOUT
                               "BUYING A DIVIDEND"

Unless you are investing through a tax-deferred retirement account (such as an IRA), you should consider avoiding a purchase of fund shares of a fund shortly before the fund makes a distribution, because doing so can cost you money in taxes. This is known as "buying a dividend." For example: On December 15, you invest $5,000, buying 250 shares for $20 each. If the fund pays a distribution of $1 per share on December 16, its share price will drop to $19 (not counting market change). You still have only $5,000 (250 shares x $19 = $4,750 in share value, plus 250 shares x $1 = $250 in distributions), but you OWE TAX on the $250 distribution you received--even if you reinvest it in more shares. To avoid "buying a dividend," check a fund's distribution schedule before you invest.

GENERAL INFORMATION

BACKUP  WITHHOLDING.   By  law,  Vanguard  must  withhold  30%  of  any  taxable
distributions or redemptions from your account if you do not:

-    Provide us with your correct taxpayer identification number;

-    Certify that the taxpayer identification number is correct; and

-    Confirm that you are not subject to backup withholding.

Similarly, Vanguard must withhold taxes from your account if the IRS instructs us to do so. FOREIGN INVESTORS. Vanguard funds generally are not sold outside the United States, except to certain qualifying investors. If you reside outside the United States, please consult our website at VANGUARD.COM and review "Non-U.S. Investors." Foreign investors should be aware that U.S. withholding and estate taxes may apply to any investments in Vanguard funds.

INVALID ADDRESSES. If a dividend or capital gains distribution check mailed to your address of record is returned as undeliverable, Vanguard will automatically reinvest all future distributions until you provide us with a valid mailing address.

TAX CONSEQUENCES. This prospectus provides general tax information only. If you are investing through a tax-deferred retirement account, such as an IRA, special tax rules apply. Please consult your tax adviser for detailed information about a fund's tax consequences for you.

SHARE PRICE

The Fund's share price, called its NET ASSET VALUE, or NAV, is calculated each business day after the close of regular trading on the New York Stock Exchange, generally 4 p.m., Eastern time. Net asset value per share is computed by dividing the net assets of the Fund by the number of Fund shares outstanding. On holidays or other days when the Exchange is closed, the NAV is not calculated, and the Fund does not transact purchase or redemption requests. However, on those days the value of the Fund's assets may be affected to the extent that the Fund holds foreign securities that trade on foreign markets that are open.

     Stocks held by a Vanguard fund are valued at their MARKET VALUE when reliable market quotations are readily available. Certain short-term debt instruments used to manage a fund's cash are valued on the basis of amortized cost. The values of any foreign securities held by a fund are converted into U.S. dollars using an exchange rate obtained from an independent third party.

     When reliable market quotations are not readily available, securities are priced at their FAIR VALUE, calculated according to procedures adopted by the board of trustees. A fund also may use fair-value pricing if the value of a security it holds is materially affected by events occurring after the close of the primary markets or exchanges on which the security is traded. This most commonly occurs with foreign securities, but may occur in other cases as well. When fair-value pricing is employed, the prices of securities used by a fund to calculate its net asset value may differ from quoted or published prices for the same securities.

     Vanguard fund share prices can be found daily in the mutual fund listings of most major newspapers under various "Vanguard" headings.

FINANCIAL HIGHLIGHTS

The following financial highlights table is intended to help you understand the Fund's financial performance for the periods shown, and certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost each period on an investment in the Fund (assuming reinvestment of all dividend and capital gains distributions). The information for the two years in the period ended October 31, 2000, has been derived from the financial statements audited by Price-waterhouseCoopers LLP, independent accountants, whose report--along with the Fund's financial statements--is included in the Fund's most recent annual report to shareholders. For the prior period, the Fund employed other auditors. You may have the annual report sent to you without charge by contacting Vanguard.

-----------------------------------------------------------------------------------------------
                                                           VANGUARD MID-CAP GROWTH FUND
                                                            PERIODS ENDED OCTOBER 31,*
                                                    -------------------------------------------
                                                     2001        2000        1999        1997**
-----------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                $     *     $ 15.87     $ 10.53     $ 10.00
-----------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Loss                                     *       (0.22)      (0.11)      (0.03)
  Net Realized and Unrealized Gain on Investments         *       15.13        5.45        0.56
-----------------------------------------------------------------------------------------------
    Total from Investment Operations                      *       14.91        5.34        0.53
-----------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  From Net Realized Gains                                 *       (0.94)       0.00        0.00
    Total Distributions                                   *       (0.94)       0.00        0.00
-----------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                      $     *     $ 29.84     $ 15.87     $ 10.53
===============================================================================================
TOTAL RETURN                                              *%      97.09%      50.71%       5.30%***
===============================================================================================

RATIOS/SUPPLEMENTAL DATA
  Net Assets, End of Period (Millions)              $     *     $  36.0     $  11.9     $   5.7
RATIOS TO AVERAGE NET ASSETS+
  Expenses                                                *%       1.39%       1.39%       1.04%++
  Net investment loss                                     *%      -1.03%      -1.03%      -0.43%++
  Portfolio Turnover Rate+++                              *%     185.88%     144.64%     166.89%
===============================================================================================

----------
* The Fund was organized as Provident Investment Counsel Mid Cap Fund A, and was not a member of The Vanguard Group. On o, 2002, the Fund acquired all assets and liabilities of Provident Investment Counsel Mid Cap Fund A in a tax-free reorganization. The Fund had no operations prior to the reorganization.
** For the period ended December 31, 1997 (Commencement of Operations) through October 31, 1998.
***  Not annualized.
+ Includes the Fund's share of expenses, net of fees waived and expenses absorbed, allocated from the related Portfolio. The combined fees waived and expenses absorbed were 0.80%, 2.60%, and 4.11%, respectively.
++   Annualized.
+++ Portfolio turnover rate of Provident Mid Cap Portfolio, in which all of the Fund's assets are invested.

12

                                PLAIN TALK ABOUT
                   HOW TO READ THE FINANCIAL HIGHLIGHTS TABLE

The Fund began fiscal year 2001 with a net asset value (price) of $* per share. During the year, the Fund earned $* from investment income (interest and dividends). There was a decline of $* per share in the value of investments held or sold by the Fund, resulting in a net decline of $* per share from investment operations.

Shareholders received $* per share in the form of dividend distributions. A portion of each year's distributions may come from the prior year's dividends or capital gains.

The share price at the end of the year was $*, reflecting losses of $* per share and distributions of $* per share. This was a decrease of $* per share (from $* at the beginning of the year to $* at the end of the year). For a shareholder who reinvested the distributions in the purchase of more shares, the total return was *% for the year.

As of October 31, 2001, the Fund had $* million in net assets. For the year, the expense ratio was *% ($* per $* of net assets), and the net investment income amounted to *% of average net assets. The Fund sold and replaced securities valued at *% of its net assets.

INVESTING WITH VANGUARD

This section of the prospectus explains the basics of doing business with Vanguard. A special booklet, THE VANGUARD SERVICE DIRECTORY, provides details of our many shareholder services for individual investors. A separate booklet, THE COMPASS, does the same for institutional investors. You can request either booklet by calling or writing Vanguard, using the CONTACTING VANGUARD instructions found at the end of this section.

                                  BUYING SHARES
                                REDEEMING SHARES
                                EXCHANGING SHARES
                           OTHER RULES YOU SHOULD KNOW
                            FUND AND ACCOUNT UPDATES
                               CONTACTING VANGUARD

BUYING SHARES

ACCOUNT MINIMUMS FOR INVESTOR SHARES

TO OPEN AND MAINTAIN AN ACCOUNT: $10,000 for regular accounts; $1,000 for IRAs, and custodial accounts for minors. (Shareholders who invested in the Fund prior to * 2002, will continue to be subject to a minimum account balance of $1,000 for regular accounts; $500 for retirement accounts.) TO ADD TO AN EXISTING
ACCOUNT: $100 by mail or exchange; $1,000 by wire.

     Vanguard reserves the right to increase or decrease the minimum amount required to open and maintain an account, or to add to an existing account, without prior notice.

HOW TO BUY SHARES

BY CHECK: Mail your check and a completed account registration form to Vanguard. When adding to an existing account, send your check with an Invest-By-Mail form detached from your last account statement. Make your check payable to: THE VANGUARD GROUP-- *. For a list of addresses, see CONTACTING VANGUARD.

BY EXCHANGE PURCHASE: You can purchase shares with the proceeds of a redemption from another Vanguard fund under our exchange privilege. SEE EXCHANGING SHARES.

BY WIRE: Call Vanguard to purchase shares by wire. See CONTACTING VANGUARD.

YOUR PURCHASE PRICE

You buy shares at a fund's next-determined NAV after Vanguard receives your purchase request. As long as your request is received before the close of regular trading on the New York Stock Exchange (generally 4 p.m., Eastern time), you will buy your shares at that day's NAV. This is known as your TRADE DATE.

14

PURCHASE RULES YOU SHOULD KNOW

[CHECKMARK]    THIRD  PARTY  CHECKS.  To protect  the funds  from  check  fraud,
               Vanguard will not accept checks made payable to third parties.

[CHECKMARK]    U.S.  CHECKS ONLY.  All  purchase  checks must be written in U.S.
               dollars and drawn on a U.S. bank.

[CHECKMARK]    LARGE  PURCHASES.  Vanguard  reserves  the  right to  reject  any
               purchase   request  that  may  disrupt  a  fund's   operation  or
               performance. Please call us BEFORE attempting to invest a large dollar amount.

[CHECKMARK]    NO  CANCELLATIONS.  Place your  transaction  requests  carefully.
               Vanguard will NOT cancel any transaction once it has been initiated and a confirmation number has been assigned (if applicable).

[CHECKMARK]    FUTURE  PURCHASES.  All Vanguard  funds reserve the right to stop selling shares at any time, or to reject specific purchase requests, including purchases by exchange from another Vanguard fund, at anytime, for any reason.

REDEEMING SHARES

HOW TO REDEEM SHARES

Be sure to check OTHER RULES YOU SHOULD KNOW before initiating your request.

ONLINE: Request a redemption through our website at VANGUARD.COM.

BY TELEPHONE: Contact Vanguard by telephone to request a redemption. For telephone numbers, see CONTACTING VANGUARD.

BY MAIL: Send your written redemption instructions to Vanguard. For addresses, see CONTACTING VANGUARD.

YOUR REDEMPTION PRICE

You redeem shares at a fund's next-determined NAV after Vanguard receives your redemption request, INCLUDING ANY SPECIAL DOCUMENTATION REQUIRED UNDER THE CIRCUMSTANCES. As long as your request is received before the close of regular trading on the New York Stock Exchange (generally 4 p.m., Eastern time), your shares are redeemed at that day's NAV. This is known as your TRADE DATE.

TYPES OF REDEMPTIONS

[CHECKMARK]    CHECK  REDEMPTIONS:  Unless instructed  otherwise,  Vanguard will mail you a check, normally within two business days of your trade date.

[CHECKMARK]    EXCHANGE  REDEMPTIONS:  You may  instruct  Vanguard  to apply the proceeds  of  your  redemption  to  purchase  shares  of  another
               Vanguard  fund  under  our  exchange  privilege.  SEE  EXCHANGING
               SHARES.

[CHECKMARK]    WIRE  REDEMPTIONS:  When  redeeming from a money market fund or a bond fund,  you may  instruct  Vanguard  to wire your  redemption
               proceeds  to  a  previously   designated   bank   account.   Wire
               redemptions are not available for

               Vanguard's other funds. The wire redemption option is NOT AUTOMATIC; you must establish it by completing a special form or the appropriate section of your account registration. Also, wire redemptions must be requested in writing or by telephone, NOT online. For these funds, a $5 fee applies to wire redemptions under $5,000.

               MONEY MARKET FUNDS: For telephone requests received at Vanguard by 10:45 a.m., Eastern time, the redemption proceeds will arrive at your bank by the close of business that same day. For other requests received before 4 p.m., Eastern time, the redemption proceeds will arrive at your bank by the close of business on the following business day.

               BOND FUNDS: For requests received at Vanguard by 4 p.m., Eastern time, the redemption proceeds will arrive at your bank by the close of business on the following business day.

REDEMPTION RULES YOU SHOULD KNOW

[CHECKMARK]    SPECIAL ACCOUNTS. Special documentation may be required to redeem from  certain  types  of  accounts,  such  as  trust,  corporate,
               nonprofit,   or  retirement  accounts.   Please  call  us  BEFORE
               attempting to redeem from these types of accounts.

[CHECKMARK]    POTENTIALLY DISRUPTIVE  REDEMPTIONS.  Vanguard reserves the right to pay all or part of your  redemption  in-kind--that  is, in the form of  securities--if  we believe that a cash redemption  would
               disrupt  the  Fund's   operation  or  performance.   Under  these
               circumstances, Vanguard also reserves the right to delay payment of your redemption proceeds for up to seven days. By calling us
               BEFORE you attempt to redeem a large dollar amount, you are more likely to avoid in-kind or delayed payment of your redemption.

[CHECKMARK]    RECENTLY  PURCHASED  SHARES.  While you can redeem  shares at any time, proceeds will not be made available to you until the Fund collects payment for your purchase. This may take up to ten calendar days for shares purchased by check or Vanguard Fund
               Express(R).

[CHECKMARK]    SHARE  CERTIFICATES.  If share  certificates have been issued for your account, those shares cannot be redeemed until youU return the certificates (unsigned) to Vanguard by registered mail. For the correct address, see CONTACTING VANGUARD.

[CHECKMARK]    PAYMENT  TO A  DIFFERENT  PERSON  OR  ADDRESS.  We can make  your redemption  check  payable to a different  person or send it to a different address.  However, this requires the written consent of all  registered  account  owners,  which must be  provided  under signature  guarantees.  You can obtain a signature guarantee from
               most   commercial  and  savings  banks,   credit  unions,   trust
               companies, or member firms of a U.S. stock exchange.

[CHECKMARK]    NO  CANCELLATIONS.  Place your  transaction  requests  carefully.
               Vanguard will NOT cancel any transaction once it has been initiated and a confirmation number has been assigned (if applicable).

16

[CHECKMARK]    EMERGENCY  CIRCUMSTANCES.  Vanguard funds can postpone payment of redemption proceeds for up to seven calendar days at any time. In addition,  Vanguard funds can suspend redemptions and/or postpone payments of redemption  proceeds at times when the New York Stock
               Exchange  is  closed  or  during  emergency   circumstances,   as
               determined by the U.S. Securities and Exchange Commission.

EXCHANGING SHARES

All Vanguard funds accept exchange requests by Web, telephone or mail. However, because excessive exchanges can disrupt management of a fund and increase the fund's costs for all shareholders, Vanguard places certain limits on the exchange privilege. For the U.S. STOCK INDEX FUNDS, INTERNATIONAL STOCK INDEX FUNDS, REIT INDEX FUND, BALANCED INDEX FUND, CALVERT SOCIAL INDEX FUND, INTERNATIONAL GROWTH FUND, INTERNATIONAL VALUE FUND, INTERNATIONAL EXPLORER FUND AND GROWTH AND INCOME FUND these limits generally are as follows:

- No telephone or Web exchanges between 2:30 p.m. and 4 p.m., Eastern time on business days. ANY EXCHANGE REQUEST PLACED DURING THESE HOURS WILL BE REJECTED. On days when the New York Stock Exchange is scheduled to close early, this end-of-day restriction will be adjusted to 1.5 hours prior to the scheduled close. (For example, if the NYSE is scheduled to close at 1 p.m., Eastern time, the cut-off for phone and Web exchanges will be 11:30 a.m. Eastern time.)

- No more than two exchanges OUT of a fund may be requested by telephone or Web within any 12-month period.

-    Each fund reserves the right to reject exchanges considered excessive.

For ALL OTHER VANGUARD FUNDS, the following limits generally apply:

- No more than two substantive "round trips" through a non-money-market fund during any 12-month period.

- A "round trip" is a redemption OUT of a fund (by any means) followed by a purchase back INTO the same fund (by any means).

-    Round trips must be at least 30 days apart.

- "Substantive" means a dollar amount that Vanguard determines, in its sole discretion, could adversely affect management of the fund.

-    Each fund reserves the right to reject exchanges considered excessive.

Please note that Vanguard reserves the right to revise or terminate the exchange privilege, limit the amount of any exchange, or reject an exchange, at any time, for any reason.

ALSO, IN THE EVENT OF A CONFLICT BETWEEN THE EXCHANGE PRIVILEGES OF TWO FUNDS, THE STRICTER POLICY WILL APPLY TO THE TRANSACTION.

OTHER RULES YOU SHOULD KNOW

TELEPHONE TRANSACTIONS

[CHECKMARK]    AUTOMATIC. In setting up your account, we'll automatically enable you to do  business  with us by  regular  telephone,  UNLESS  YOU
               INSTRUCT US OTHERWISE IN WRITING.

[CHECKMARK]    TELE-ACCOUNT(R).   To  conduct   account   transactions   through
               Vanguard's automated telephone service, you must first obtain a personal identification number (PIN). Call Tele-Account to obtain a PIN, and allow seven days before using this service.

[CHECKMARK]    PROOF OF A CALLER'S  AUTHORITY.  We reserve the right to refuse a telephone request if the caller is unable to provide the following information EXACTLY AS REGISTERED ON THE ACCOUNT:

               -    Ten-digit account number.
               -    Complete owner name and address.
               -    Primary Social Security or employer identification number.
               -    Personal Identification Number (PIN), if applicable.

[CHECKMARK]    SUBJECT TO REVISION.  We reserve the right to revise or terminate
               Vanguard's telephone transaction service at any time, without notice.

[CHECKMARK]    SOME VANGUARD  FUNDS DO NOT PERMIT  TELEPHONE  EXCHANGES  BETWEEN
               2:30 P.M. AND 4 P.M. To discourage  market-timing,  the following
               Vanguard  funds  generally  do  not  permit  telephone  exchanges between 2:30 p.m.  and 4 p.m. on business  days:  the U.S.  Stock
               Index Funds,  the  International  Stock Index  Funds,  REIT Index
               Fund,   Balanced   Index  Fund,   Cal-vert   Social  Index  Fund,
               International    Growth   Fund,    International    Value   Fund,
               International Explorer Fund, and Growth and Income Fund. Funds may be added to or deleted from this list at any time without prior notice to shareholders.

VANGUARD.COM

[CHECKMARK]    REGISTRATION.  You can use your personal  computer to review your account holdings, to sell or exchange shares of most Vanguard funds, and to perform other transactions. To establish this service, you can register online.

18

[CHECKMARK]    SOME VANGUARD FUNDS DO NOT PERMIT ONLINE  EXCHANGES  BETWEEN 2:30
               P.M.  AND 4  P.M.  To  discourage  market-timing,  the  following
               Vanguard funds generally do not permit online exchanges between 2:30 p.m. and 4 p.m. on business days: the U.S. Stock Index
               Funds,  the  International  Stock Index  Funds,  REIT Index Fund,
               Balanced  Index Fund,  Calvert  Social Index Fund,  International
               Growth Fund,  International  Value Fund,  International  Explorer
               Fund and Growth and Income Fund. Funds may be added to or deleted from this list at any time without prior notice to shareholders.

WRITTEN INSTRUCTIONS

[CHECKMARK]    "GOOD ORDER" REQUIRED. We reserve the right to reject any written transaction instructions that are not in "good order." This means that your instructions must include:

               -    The fund name and account number.
               -    The amount of the transaction (in dollars or shares).
               - Signatures of all owners EXACTLY as registered on the account.
               - Signature guarantees, if required for the type of transaction.*
               -    Any supporting legal documentation that may be required.

----------
* For instance, signature guarantees must be provided by all registered account shareholders when redemption proceeds are to be sent to a different person or address. Call uVanguard for specific signature guarantee requirements.

RESPONSIBILITY FOR FRAUD

Vanguard will not be responsible for any account losses due to fraud, so long as we reasonably believe that the person transacting on an account is authorized to do so. Please take precautions to protect yourself from fraud. Keep your account information private and immediately review any account statements that we send to you. Contact Vanguard immediately about any transactions you believe to be unauthorized.

UNCASHED CHECKS

Please cash your distribution or redemption checks promptly. Vanguard will not pay interest on uncashed checks.

UNUSUAL CIRCUMSTANCES

If you experience difficulty contacting Vanguard online, by telephone, or by Tele-Account, you can send us your transaction request by regular or express mail. See CONTACTING VANGUARD for addresses.

INVESTING WITH VANGUARD THROUGH OTHER FIRMS

You may purchase or sell Investor Shares of most Vanguard funds through a financial intermediary, such as a bank, broker, or investment adviser. If you invest with Vanguard through an intermediary, please read that firm's program materials carefully to learn of any special rules that may apply. For example, special terms may apply to additional service features, fees, or other policies.

LOW-BALANCE ACCOUNTS

All   Vanguard   funds   reserve   the  right  to  close   any   investment-only
retirement-plan account or any nonretirement account whose balance falls below the minimum initial investment. If a fund has a redemption fee, that fee will apply to shares that are redeemed upon closure of the account.

     Vanguard deducts a $10 fee in June from each nonretire-ment account whose balance at that time is below $2,500 ($500 for Vanguard STAR(TM) Fund). The fee is waived if your total Vanguard account assets are $50,000 or more.

FUND AND ACCOUNT UPDATES

PORTFOLIO SUMMARIES

We will send you quarterly portfolio summaries to help you keep track of your accounts throughout the year. Each summary shows the market value of your account at the close of the statement period, as well as all distributions, purchases, sales, and exchanges for the current calendar year.

AVERAGE COST REVIEW STATEMENTS

For most taxable accounts, average cost review statements will accompany the quarterly portfolio summaries. These statements show the average cost of shares that you redeemed during the current calendar year, using the average cost single category method, which is one of the methods established by the IRS.

CONFIRMATION STATEMENTS

Each time you buy, sell, or exchange shares, we will send you a statement confirming the trade date and amount of your transaction.

TAX STATEMENTS

We will send you annual tax statements to assist in preparing your income tax returns. These statements, which are generally mailed in January, will report the previous year's dividend and capital gains distributions, proceeds from the sale of shares, and distributions from IRAs or other retirement plans.

ANNUAL AND SEMIANNUAL REPORTS

Financial reports about Vanguard Mid-Cap Growth Fund will be mailed twice a year, in June and December. These comprehensive reports include overviews of the financial markets and specific information concerning the Fund:

-    Performance assessments with comparisons to industry benchmarks.
-    Reports from the adviser.
-    Financial statements with detailed listings of the Fund's holdings.

20

     To keep the Fund's costs as low as possible (so that you and other shareholders can keep more of its investment earnings), Vanguard attempts to eliminate duplicate mailings to the same address. When we find that two or more shareholders have the same last name and address, we send just one copy of the Fund report to that address, instead of mailing separate reports to each shareholder. If you want us to send separate reports, however, you may notify our Client Services Department.

CONTACTING VANGUARD

ONLINE                        VANGUARD.COM

                              -    Your best source of Vanguard news
                              -    For fund, account, and service information
                              -    For most account transactions
                              -    For literature requests
                              -    24 hours per day, 7 days per week

VANGUARD TELE-ACCOUNT(R)      -    For automated fund and account information
1-800-662-6273                -    For  redemptions  by check, exchange (subject
(ON-BOARD)                         to certain limitations), or wire
                              -    Toll-free, 24 hours per day, 7 days per week

INVESTOR INFORMATION          -    For fund and service information
1-800-662-7447 (SHIP)         -    For literature requests
(TEXT TELEPHONE AT            -    Business hours only
1-800-952-3335)

CLIENT SERVICES               -    For account information
1-800-662-2739 (CREW)         -    For most account transactions
(TEXT TELEPHONE AT            -    Business hours only
1-800-749-7273)

INSTITUTIONAL DIVISION        -    For information and services for large
1-888-809-8102                     institutional investors
                              -    Business hours only

VANGUARD ADDRESSES            REGULAR MAIL (INDIVIDUALS--CURRENT CLIENTS):
                              The Vanguard Group
                              P.O. Box 1110
                              Valley Forge, PA 19482-1110

                              REGULAR MAIL (INSTITUTIONS):
                              The Vanguard Group
                              P.O. Box 2900
                              Valley Forge, PA 19482-2900

                              REGULAR MAIL (GENERAL INQUIRIES):
                              The Vanguard Group
                              P.O. Box 2600
                              Valley Forge, PA 19482-2600

                              REGISTERED OR EXPRESS MAIL:
                              The Vanguard Group 455 Devon
                              Park Drive Wayne, PA 19087-1815

FUND NUMBER                   Please use the specific fund number when
                              contacting us about Vanguard Mid-Cap Growth
                              Fund--*.

22




















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
GLOSSARY OF INVESTMENT TERMS

CAPITAL GAINS DISTRIBUTION

Payment to mutual fund shareholders of gains realized on securities that a fund has sold at a profit, minus any realized losses.

CASH INVESTMENTS

Cash deposits, short-term bank deposits, and money market instruments that include U.S. Treasury bills, bank certificates of deposit (CDs), repurchase agreements, commercial paper, and banker's acceptances.

COMMON STOCK

A security representing ownership rights in a corporation. A stockholder is entitled to share in the company's profits, some of which may be paid out as dividends.

COUNTRY RISK

The chance that domestic events--such as political upheaval, financial troubles, or a natural disaster--will weaken a country's securities markets.

CURRENCY RISK

The chance that a foreign investment will decrease in value because of unfavorable changes in currency exchange rates.

DIVIDEND INCOME

Payment to shareholders of income from interest or dividends generated by a fund's investments.

EXPENSE RATIO

The percentage of a fund's average net assets used to pay its expenses. The expense ratio includes management fees, administrative fees, and any 12b-1 distribution fees.

GROWTH STOCK FUND

A mutual fund that emphasizes stocks of companies believed to have above-average prospects for growth in revenue and earnings. Reflecting market expectations for superior growth, these stocks typically have low dividend yields and above-average prices in relation to such measures as revenue, earnings, and book value.

INVESTMENT ADVISER

An  organization  that  makes  the  day-to-day   decisions  regarding  a  fund's
investments.

MUTUAL FUND

An investment company that pools the money of many people and invests it in a variety of securities in an effort to achieve a specific objective over time.

NET ASSET VALUE (NAV)

The market value of a mutual fund's total assets, minus liabilities, divided by the number of shares outstanding. The value of a single share is also called its share value or share price.

PRICE/EARNINGS (P/E) RATIO

The current share price of a stock, divided by its per-share earnings (profits). A stock selling for $20, with earnings of $2 per share, has a price/earnings ratio of 10.

PRINCIPAL

The amount of money you put into an investment.

SECURITIES

Stocks, bonds, money market instruments, and other investment vehicles.

TOTAL RETURN

A percentage change, over a specified time period, in a mutual fund's net asset value, assuming the reinvestment of all distributions of dividends and capital gains.

VALUE STOCK FUND

A mutual fund that emphasizes stocks of companies whose growth prospects are generally regarded as subpar by the market. Reflecting these market expectations, the prices of value stocks typically are below-average in comparison with such measures as earnings and book value, and these stocks typically pay above-average dividend yields.

VOLATILITY

The fluctuations in value of a mutual fund or other security. The greater a fund's volatility, the wider the fluctuations in its returns.

YIELD

Income (interest or dividends) earned by an investment, expressed as a percentage of the investment's price.

                                                     [SHIP]
                                                     THE VANGUARD GROUP(R)
                                                     Post Office Box 2600
                                                     Valley Forge, PA 19482-2600

FOR MORE INFORMATION

If you'd like more information about Vanguard Mid-Cap Growth Fund, the following documents are available free upon request:

ANNUAL/SEMIANNUAL REPORTS TO SHAREHOLDERS

Additional information about the Fund's investments is available in the Fund's annual and semiannual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI provides more detailed information about the Fund.

THE CURRENT ANNUAL AND SEMIANNUAL REPORTS AND THE SAI ARE INCORPORATED BY REFERENCE INTO (AND ARE THUS LEGALLY A PART OF) THIS PROSPECTUS.

ALL MARKET INDEXES REFERENCED IN THIS PROSPECTUS ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS.

To receive a free copy of the latest annual or semiannual report or the SAI, or to request additional information about the Fund or other Vanguard funds, please contact us as follows:

THE VANGUARD GROUP
INVESTOR INFORMATION
DEPARTMENT P.O. BOX 2600
VALLEY FORGE, PA 19482-2600

TELEPHONE:
1-800-662-7447 (SHIP)

TEXT TELEPHONE:
1-800-952-3335

WORLD WIDE WEB:
WWW.VANGUARD.COM

If you are a current Fund shareholder and would like information about your account, account transactions, and/or account statements, please call:

CLIENT SERVICES DEPARTMENT TELEPHONE:
1-800-662-2739 (CREW)

TEXT TELEPHONE:
1-800-749-7273

INFORMATION PROVIDED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC)

You can review and copy information about the Fund (including the SAI) at the SEC's Public Reference Room in Washington, DC. To find out more about this public service, call the SEC at 1-202-942-8090. Reports and other information about the Fund are also available on the SEC's Internet site at http://www.sec.gov, or you can receive copies of this information, for a fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section, Securities and Exchange Commission, Washington, DC 20549-0102.

Fund's Investment Company Act file number: 811-07443

(C)2002 The Vanguard Group, Inc.
All rights reserved.
Vanguard Marketing Corporation, Distributor.

P* *2002